Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL THIRD QUARTER ENDED JUNE 30, 2016

•	Total revenue grew 14.2%, up 15.0% on a constant-currency basis
•	Digital revenue grew 21.3%, up 22.5% on a constant-currency basis
•	OIBDA was $120 million versus $100 million in the prior-year quarter
•	Net loss was $7 million versus net loss of $43 million in the prior-year quarter

NEW YORK, New York, August 4, 2016—Warner Music Group Corp. today announced its third-quarter financial results for the period ended June 30, 2016.

“Five years after Access Industries’ acquisition of Warner Music Group, the company is growing revenue, OIBDA and market share,” said Stephen Cooper, Warner Music Group’s CEO.  “Our results underscore this momentum, driven by exceptional music from our artists and songwriters, our expanded global reach and strong leadership from our team around the world.  With our recorded music streaming revenue now approaching double the size of our download revenue, and still growing fast, we are on course for another excellent year.”

“Our cash flow has been strong,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “As a result, we have continued to make strides optimizing our capital structure, paying down $175 million in debt so far this year and successfully refinancing a portion of our term loan.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$811	$710	14%
Digital revenue	381	314	21%
Operating income	45	23	96%
Adjusted operating income⁯(1)	36	26	38%
OIBDA(1)	120	100	20%
Adjusted OIBDA(1)	111	103	8%
Net loss	(7)	(43)	84%
Adjusted net loss (1)	(16)	(40)	60%
Net cash provided by (used in) operating activities	35	(24)	-

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 14.2% (or 15.0% in constant currency).  Growth in Recorded Music digital revenue, physical revenue and artist services and expanded-rights revenue as well as growth in Music Publishing digital revenue, performance revenue and synchronization revenue were partially offset by declines in Recorded Music licensing revenue, which were primarily related to exchange rates, and declines in Music Publishing mechanical revenue which reflect a continuing shift to digital.  Revenue grew in the U.S., Europe, Asia and Latin America.  Digital revenue grew 21.3% (or 22.5% in constant currency), and represented 47.0% of total revenue, compared to 44.2% in the prior-year quarter.

Operating income was $45 million compared to $23 million in the prior-year quarter.  OIBDA increased 20.0% to $120 million from $100 million in the prior-year quarter and OIBDA margin rose 0.7 percentage points to 14.8% from 14.1% in the prior-year quarter.  The increase in operating income, OIBDA and OIBDA margin is the result of the increase in revenue as well as a $9 million gain on certain asset sales.  Adjusted OIBDA rose 7.8% and Adjusted OIBDA margin declined 0.8 percentage points to 13.7% from 14.5% as a result of revenue mix.

Net loss was $7 million compared to net loss of $43 million in the prior-year quarter.  The improvement is attributable to an increase in OIBDA as well as a gain on asset sales and a currency-related gain on the company’s Euro-denominated debt.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude certain gains on asset sales and the impact of PLG-related expenses and expenses related to cost-savings initiatives in the prior-year quarter.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of June 30, 2016, the company reported a cash balance of $345 million, total debt of $2.908 billion and net debt (total long-term debt, including the current portion, minus cash) of $2.563 billion.  There was no balance outstanding on the company’s revolver during the quarter.  Subsequent to the quarter end, on July 1, 2016, the company redeemed $100 million of its 13.75% notes with cash.

Cash provided by operating activities was $35 million compared to a use of $24 million in the prior-year quarter.  The change is largely a result of improved OIBDA and the benefit of working capital management.  Free Cash Flow, defined below, was $31 million compared to negative $44 million in the prior-year quarter, reflecting the improvement in cash provided by operating activities, proceeds from asset sales, and lower capital expenditures versus the prior-year quarter.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$680	$592	15%
Digital revenue	348	293	19%
Operating income	64	43	49%
Adjusted operating income⁯(1)	55	45	22%
OIBDA(1)	119	100	19%
Adjusted OIBDA(1)	110	102	8%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew 14.9% (or 15.4% in constant currency).  Growth in digital revenue, physical revenue and artist services and expanded-rights revenue was partially offset by a decline in licensing revenue, which was primarily related to exchange rates.  Digital growth reflects a continuing shift to streaming revenue.  The increase in physical revenue was driven by a number of physically-centric releases and strong catalog sales.  The improvement in artist services and expanded-rights revenue was due to the timing of concert tours.  Recorded Music revenue saw strength around the globe.  Major sellers included Renaud, Twenty One Pilots, Red Hot Chili Peppers and Coldplay.  Sales from catalog artists were also strong.

Recorded Music operating income was $64 million up from $43 million in the prior-year quarter and operating margin was up 2.1 percentage points to 9.4% versus 7.3% in the prior-year quarter.  Adjusted operating margin rose 0.5 percentage points to 8.1% from 7.6% in the prior-year quarter.  OIBDA rose to $119 million from $100 million in the prior-year quarter and OIBDA margin rose 0.6 percentage points to 17.5% driven by revenue growth and a gain on asset sales.  Adjusted OIBDA was $110 million versus $102 million in the prior-year quarter with Adjusted OIBDA margin down 1.0 percentage point to 16.2%.  The improvement in Adjusted OIBDA was driven by revenue growth and the decline in Adjusted OIBDA margin was driven by revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$134	$123	9%
Digital revenue	34	23	48%
Operating income	6	3	100%
OIBDA(1)	23	20	15%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue rose 8.9% (or 10.7% in constant currency).  Growth in digital revenue, performance revenue and synchronization revenue was partially offset by a decline in mechanical revenue.

Music Publishing operating income was $6 million compared with $3 million in the prior-year quarter and operating margin rose 2.1 percentage points to 4.5%.  The increase in operating income and operating margin was due to revenue growth and a gain on asset sale.  Music Publishing OIBDA rose by $3 million or 15.0% to $23 million, while Music Publishing OIBDA margin rose 0.9 percentage points to 17.2% from 16.3%, due to the same factors that impacted operating income.

Financial details for the quarter can be found in the company’s current Form 10-Q, for the period ended June 30, 2016, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Warner Bros., Warner Classics and Warner Music Nashville, as well as

Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to June 30, 2016 and June 30, 2015 relate to the periods ended June 24, 2016 and June 26, 2015, respectively.  For convenience purposes, the Company continues to date its financial statements as of June 30.  The fiscal year ended September 30, 2015 ended on September 25, 2015. For convenience purposes, the Company continues to date its balance sheet as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Nine Months Ended June 30, 2016 versus June 30, 2015
(dollars in millions)

	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$811	$710	14%
Cost and expenses:
Cost of revenue	(448)	(373)	-20%
Selling, general and administrative expenses	(255)	(251)	-2%
Amortization expense	(63)	(63)	-
Total costs and expenses	$(766)	$(687)	-12%
Operating income	$45	$23	96%
Interest expense, net	(43)	(45)	4%
Other expense, net	(5)	(17)	71%
Loss before income taxes	$(3)	$(39)	92%
Income tax expense	(4)	(4)	-
Net loss	$(7)	$(43)	84%
Less: Income attributable to noncontrolling interest	(2)	(1)	100%
Net loss attributable to Warner Music Group Corp.	$(9)	$(44)	80%

	For the Nine Months Ended June 30, 2016	For the Nine Months Ended June 30, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$2,405	$2,216	9%
Costs and expenses:
Cost of revenue	(1,271)	(1,136)	-12%
Selling, general and administrative expenses	(787)	(799)	2%
Amortization expense	(188)	(191)	2%
Total costs and expenses	$(2,246)	$(2,126)	-6%
Operating income	$159	$90	77%
Interest expense, net	(131)	(136)	4%
Other income (expense), net	21	(12)	-
Income (loss) before income taxes	$49	$(58)	-
Income tax expense	(16)	(7)	-
Net income (loss)	$33	$(65)	-
Less: Income attributable to noncontrolling interest	(4)	(3)	33%
Net income (loss) attributable to Warner Music Group Corp.	$29	$(68)	-

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at June 30, 2016 versus September 30, 2015
(dollars in millions)

	June 30,	September 30,
	2016	2015	% Change
	(unaudited)	(audited)
Assets
Current assets:
Cash and equivalents	$345	$246	40%
Accounts receivable, net	353	349	1%
Inventories	38	42	-10%
Royalty advances expected to be recouped within one year	146	130	12%
Prepaid and other current assets	60	60	-
Total current assets	$942	$827	14%
Royalty advances expected to be recouped after one year	219	195	12%
Property, plant and equipment, net	206	220	-6%
Goodwill	1,630	1,632	0%
Intangible assets subject to amortization, net	2,269	2,514	-10%
Intangible assets not subject to amortization	118	119	-1%
Other assets	110	114	-4%
Total assets	$5,494	$5,621	-2%
Liabilities and Equity
Current liabilities:
Accounts payable	$156	$173	-10%
Accrued royalties	1,164	1,087	7%
Accrued liabilities	269	296	-9%
Accrued interest	45	58	-22%
Deferred revenue	174	206	-16%
Current portion of long-term debt	113	13	-
Other current liabilities	29	24	21%
Total current liabilities	$1,950	$1,857	5%
Long-term debt	2,795	2,981	-6%
Deferred tax liabilities, net	281	302	-7%
Other noncurrent liabilities	236	242	-2%
Total liabilities	$5,262	$5,382	-2%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	-
Accumulated deficit	(711)	(740)	4%
Accumulated other comprehensive loss, net	(199)	(167)	-19%
Total Warner Music Group Corp. equity	$218	$221	-1%
Noncontrolling interest	14	18	-22%
Total equity	232	239	-3%
Total liabilities and equity	$5,494	$5,621	-2%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Nine Months Ended June 30, 2016 versus June 30, 2015
(dollars in millions)

	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015
	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$35	$(24)
Net cash used in investing activities	(4)	(20)
Net cash used in financing activities	(5)	(6)
Effect of foreign currency exchange rates on cash and equivalents	3	-
Net increase (decrease) in cash and equivalents	$29	$(50)

	For the Nine Months Ended June 30, 2016	For the Nine Months Ended June 30, 2015
	(unaudited)	(unaudited)
Net cash provided by operating activities	$207	$118
Net cash provided by (used in) investing activities	1	(79)
Net cash used in financing activities	(105)	(15)
Effect of foreign currency exchange rates on cash and equivalents	(4)	(13)
Net increase in cash and equivalents	$99	$11

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Income (Loss), Three and Nine Months Ended June 30, 2016 versus June 30, 2015
(dollars in millions)

	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	% Change
	(unaudited)	(unaudited)
OIBDA	$120	$100	20%
Depreciation expense	(12)	(14)	14%
Amortization expense	(63)	(63)	-
Operating income	$45	$23	96%
Interest expense, net	(43)	(45)	4%
Other expense, net	(5)	(17)	71%
Loss before income taxes	$(3)	$(39)	92%
Income tax expense	(4)	(4)	-
Net loss	$(7)	$(43)	84%
Less: Income attributable to noncontrolling interest	(2)	(1)	100%
Net loss attributable to Warner Music Group Corp.	$(9)	$(44)	80%
Operating income margin	5.5%	3.2%
OIBDA margin	14.8%	14.1%

	For the Nine Months Ended June 30, 2016	For the Nine Months Ended June 30, 2015	% Change
	(unaudited)	(unaudited)
OIBDA	$384	$323	19%
Depreciation expense	(37)	(42)	12%
Amortization expense	(188)	(191)	2%
Operating income	$159	$90	77%
Interest expense, net	(131)	(136)	4%
Other income (expense), net	21	(12)	-
Income (loss) before income taxes	$49	$(58)	-
Income tax expense	(16)	(7)	-
Net income (loss)	$33	$(65)	-
Less: Income attributable to noncontrolling interest	(4)	(3)	33%
Net income (loss) attributable to Warner Music Group Corp.	$29	$(68)	-
Operating income margin	6.6%	4.1%
OIBDA margin	16.0%	14.6%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income (Loss) to OIBDA, Three and Nine Months Ended June 30, 2016 versus June 30, 2015
(dollars in millions)

	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$45	$23	96%
Depreciation and amortization expense	(75)	(77)	3%
Total WMG OIBDA	$120	$100	20%
Operating income margin	5.5%	3.2%
OIBDA margin	14.8%	14.1%

Recorded Music operating income - GAAP	$64	$43	49%
Depreciation and amortization expense	(55)	(57)	4%
Recorded Music OIBDA	$119	$100	19%
Recorded Music operating income margin	9.4%	7.3%
Recorded Music OIBDA margin	17.5%	16.9%

Music Publishing operating income - GAAP	$6	$3	100%
Depreciation and amortization expense	(17)	(17)	0%
Music Publishing OIBDA	$23	$20	15%
Music Publishing operating income margin	4.5%	2.4%
Music Publishing OIBDA margin	17.2%	16.3%

	For the Nine Months Ended June 30, 2016	For the Nine Months Ended June 30, 2015	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$159	$90	77%
Depreciation and amortization expense	(225)	(233)	3%
Total WMG OIBDA	$384	$323	19%
Operating income margin	6.6%	4.1%
OIBDA margin	16.0%	14.6%

Recorded Music operating income - GAAP	$200	$130	54%
Depreciation and amortization expense	(164)	(172)	5%
Recorded Music OIBDA	$364	$302	21%
Recorded Music operating income margin	9.8%	7.0%
Recorded Music OIBDA margin	17.9%	16.1%

Music Publishing operating income - GAAP	$30	$36	-17%
Depreciation and amortization expense	(52)	(52)	0%
Music Publishing OIBDA	$82	$88	-7%
Music Publishing operating income margin	8.0%	10.0%
Music Publishing OIBDA margin	21.8%	24.5%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 6 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended June 30, 2016 versus June 30, 2015
(dollars in millions)

For the Three Months Ended June 30, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$45	$64	$6	$120	$119	$23	$(7)
Factors Affecting Comparability:
Gain on PLG-Related Asset Sales	(9)	(9)	-	(9)	(9)	-	(9)
Adjusted Results	$36	$55	$6	$111	$110	$23	$(16)

Adjusted Margin	4.4%	8.1%	4.5%	13.7%	16.2%	17.2%

For the Three Months Ended June 30, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$23	$43	$3	$100	$100	$20	$(43)
Factors Affecting Comparability:
PLG-Related Costs	1	1	-	1	1	-	1
Cost-Savings Initiatives	2	1	-	2	1	-	2
Adjusted Results	$26	$45	$3	$103	$102	$20	$(40)

Adjusted Margin	3.7%	7.6%	2.4%	14.5%	17.2%	16.3%

For the Nine Months Ended June 30, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$159	$200	$30	$384	$364	$82	$33
Factors Affecting Comparability:
PLG-Related Costs	2	2	-	2	2	-	2
Gain on PLG-Related Asset Sales	(9)	(9)	-	(9)	(9)	-	(9)
Adjusted Results	$152	$193	$30	$377	$357	$82	$26

Adjusted Margin	6.3%	9.5%	8.0%	15.7%	17.5%	21.8%

For the Nine Months Ended June 30, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$90	$130	$36	$323	$302	$88	$(65)
Factors Affecting Comparability:
PLG-Related Costs	6	6	-	6	6	-	6
Cost-Savings Initiatives	9	5	-	9	5	-	9
Corporate Headquarters Consolidation	6	-	-	6	-	-	6
Adjusted Results	$111	$141	$36	$344	$313	$88	$(44)

Adjusted Margin	5.0%	7.5%	10.0%	15.5%	16.7%	24.5%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Nine Months Ended June 30, 2016 versus June 30, 2015 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2015
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$277	$241	$241
Music Publishing	57	48	48
International revenue
Recorded Music	403	351	348
Music Publishing	77	75	73
Intersegment eliminations	(3)	(5)	(5)
Total Revenue	$811	$710	$705

Revenue by Segment:
Recorded Music
Digital	$348	$293	$290
Physical	178	161	162
Total Digital and Physical	526	454	452
Artist services and expanded-rights	92	73	74
Licensing	62	65	63
Total Recorded Music	680	592	589
Music Publishing
Performance	51	49	48
Digital	34	23	23
Mechanical	19	25	25
Synchronization	27	23	23
Other	3	3	2
Total Music Publishing	134	123	121
Intersegment eliminations	(3)	(5)	(5)
Total Revenue	$811	$710	$705

Total Digital Revenue	$381	$314	$311

	For the Nine Months Ended June 30, 2016	For the Nine Months Ended June 30, 2015	For the Nine Months Ended June 30, 2015
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$828	$718	$718
Music Publishing	164	141	141
International revenue
Recorded Music	1,210	1,152	1,079
Music Publishing	213	218	201
Intersegment eliminations	(10)	(13)	(13)
Total Revenue	$2,405	$2,216	$2,126

Revenue by Segment:
Recorded Music
Digital	$998	$839	$812
Physical	577	611	581
Total Digital and Physical	1,575	1,450	1,393
Artist services and expanded-rights	254	204	197
Licensing	209	216	207
Total Recorded Music	2,038	1,870	1,797
Music Publishing
Performance	138	138	129
Digital	94	71	69
Mechanical	56	68	65
Synchronization	82	75	73
Other	7	7	6
Total Music Publishing	377	359	342
Intersegment eliminations	(10)	(13)	(13)
Total Revenue	$2,405	$2,216	$2,126

Total Digital Revenue	$1,089	$906	$877

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Nine Months Ended June 30, 2016 versus June 30, 2015
(dollars in millions)

	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015
	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$35	$(24)
Less: Capital expenditures	8	12
Less: Net cash (received) paid for investments	(4)	8

Free Cash Flow	$31	$(44)

	For the Nine Months Ended June 30, 2016	For the Nine Months Ended June 30, 2015
	(unaudited)	(unaudited)
Net cash provided by operating activities	$207	$118
Less: Capital expenditures	31	51
Less: Net cash (received) paid for investments	(32)	28

Free Cash Flow	$208	$39

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Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com